EXHIBIT 23.1

The Board of Directors and Shareholders of
Ryder System, Inc.:

     We consent to the incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our report dated February 4, 2004, with respect to the consolidated balance sheets of Ryder System, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related consolidated financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Ryder System, Inc.:

     Form S-3:

•	Registration Statement No. 33-1623 covering $500,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-13962 covering $500,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 333-108391 covering $800,000,000 aggregate amount of securities.

     Form S-8:

•	Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

•	Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

•	Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

•	Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

•	Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

•	Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

•	Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

•	Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

•	Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-57593 covering the Ryder System, Inc. Stock Purchase Plan for Employees.

•	Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69626 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69628 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 333-108364 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

/s/ KPMG LLP

Miami, Florida
February 26, 2004